UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

November 4, 2015

Date of Report (Date of earliest event reported)

SHARING SERVICES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-205310	30-0869786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

289 Moo 4, Nampong, Nampong, Khon Kaen, Thailand	40310
(Address of principal executive offices)	(Zip Code)

(775) 562-0587

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

The information in Item 5.03 with respect to the intended forward stock split of Sharing Services, Inc., a Nevada corporation (the "Company") is hereby incorporated by reference.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On November 4, 2015, the Board of Directors of the Company and the holders of a majority of the outstanding capital stock of the Company approved a special resolution to amend the Company's articles of incorporation to effect a forward split (the "Forward Split") of the common stock of the Company, par value $.001 per share, on the basis of 150 new common shares for 1 old common share. The issued and outstanding common stock shall be increased from 200,000 to 30,000,000 (see Section 8.01 Other Events).

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

On November 4, 2015, the Board of Directors of the Company determined that as a result of the business activity described below, the Company has ceased to be a shell company as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended.

1. On June 1, 2015, the Company entered into an agreement (the "Agreement") with Mr. Bop Arthan, a computer programmer, pursuant to which Mr. Arthan agreed to develop a taxi sharing website and application (the "Taxi Sharing Website and App") for the Company, which are based upon the Company's design and specifications.

2. On November 1, 2015, the Company launched its Taxi Sharing Website and App, which are available on the Internet at www.TaxiCabSharing.com, where consumers can schedule a taxi cab ride and find someone who is in close proximity with them and who is going to the same vicinity as their destination.

3. The Company, together with Mr. Arthan, has begun the development required to intergrate PayPal and other third-party payment processors into the Taxi Sharing Website and App's website so the Company can begin sell its taxi sharing services. Scheduled completion date is anticipated end of January 2016. Once payments gateways are in place the Company can charge a booking confirmation fee for its services.

4. The Company now intends to begin marketing it taxi sharing services, which are located at www.TaxiCabSharing.com, via social media services such as Twitter and Facebook.

ITEM 8.01 OTHER EVENTS

On November 4, 2015, the Board of Directors of the Company approved a special resolution to redeem 9,800,000 restricted common shares held by the founding shareholder of the Company and return said shares to treasury, which shares will subsequently be cancelled by the Company. These shares will be redeemed and returned to treasury for $0.000001020408 per share for a total consideration of $10 to the founding shareholder. Following the redemption of these 9,800,000 shares the issued and outstanding common stock shell be decreased to 200,000 shares.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARING SERVICES, INC.

DATE: November 12, 2015	By:	/s/ Natthapong Thipjaroey
Natthapong Thipjaroey
President and Director/Principal Executive Officer